Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2024 RESULTS

DOWNERS GROVE, Ill., October 24, 2024 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the third quarter ended September 30, 2024. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share data)	2024	2023	% Change*	2024	2023	% Change*
U.S. GAAP
Revenue	$1,984	$1,958	1%	$5,816	$5,780	1%
Earnings from continuing operations	313	262	19%	1,162	686	69%
Diluted EPS from continuing operations	2.26	1.86	22%	8.37	4.88	72%

Non-GAAP
Organic revenue change			—%			—%
Adjusted earnings from continuing operations [1]	314	301	4%	846	812	4%
Adjusted diluted EPS from continuing operations	2.27	2.14	6%	6.09	5.78	5%

1 Q3 and year-to-date 2024 and 2023 adjusted earnings from continuing operations exclude after tax purchase accounting expenses and restructuring and other costs. Q3 and year-to-date 2024 also exclude an after-tax gain on disposition of a minority owned equity method investment, and year-to-date 2024 excludes the after-tax gain and post-closing adjustments on the disposition of De-Sta-Co.
* Change may be impacted by rounding.

For the quarter ended September 30, 2024, Dover generated revenue of $2.0 billion, an increase of 1%. GAAP earnings from continuing operations of $313 million increased 19%, and GAAP diluted EPS from continuing operations of $2.26 was up 22%. On an adjusted basis, earnings from continuing operations of $314 million increased 4% and adjusted diluted EPS from continuing operations of $2.27 was up 6%.

For the nine months ended September 30, 2024, Dover generated revenue of $5.8 billion, an increase of 1% compared to the prior year. GAAP earnings from continuing operations of $1.2 billion increased by 69%, and GAAP diluted EPS from continuing operations of $8.37 was up 72%. On an adjusted basis, earnings from continuing operations of $846 million increased 4%, and adjusted diluted EPS from continuing operations of $6.09 was up 5% compared to the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Dover’s third quarter results were in line with our expectations, driven by excellent production performance and positive margin mix from our growth platforms in clean energy, biopharma components, thermal connectors, and CO2 refrigeration systems. Top line performance was broad-based across the majority of the portfolio, more than offsetting near-term headwinds in polymer processing, beverage can-making, and heat exchangers for European heat pumps. Consolidated bookings continued their positive trajectory, with robust order rates in our secular-growth-exposed markets.

Our ongoing strategic portfolio evolution is aided by our strong balance sheet position. We closed the divestiture of our Environmental Solutions Group business in early October, reducing our exposure to cyclical capital goods. We expect to end the year with substantial firepower to pursue value-creating capital deployment as we continue to expand our businesses in high growth, high margin priority platforms.

We have a constructive outlook for the remainder of 2024 and for next year. Underlying end market demand is very healthy across the portfolio driven by our secular growth platforms, coupled with the bottoming of our long-cycle-exposed end markets in 2024. We expect to more than offset the dilution from the waste hauling equipment divestiture next year through a combination of solid top line organic growth, healthy margin accretion from positive mix and productivity, and value creating capital deployment.”

FULL YEAR 2024 GUIDANCE:

In 2024, Dover expects to generate GAAP EPS from continuing operations in the range of $10.11 to $10.21 (adjusted EPS from continuing operations of $8.08 to $8.18), based on full year revenue growth of 1% to 3%. Full year 2024 guidance excludes the impact of the Environmental Solutions Group business unit, which was moved to discontinued operations for reporting purposes.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its third quarter results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, October 24, 2024. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets we serve; supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics; the impact of interest rate and currency exchange rate fluctuations; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; our ability to identify, consummate and successfully integrate acquisitions; acquisition valuation levels; and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - THIRD QUARTER 2024

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,983,542	$1,958,428	$5,816,043	$5,779,664
Cost of goods and services	1,220,355	1,219,047	3,603,146	3,631,023
Gross profit	763,187	739,381	2,212,897	2,148,641
Selling, general and administrative expenses	429,570	402,838	1,301,606	1,234,223
Operating earnings	333,617	336,543	911,291	914,418
Interest expense	34,128	32,390	102,867	100,407
Interest income	(5,176)	(3,808)	(14,013)	(8,552)
Gain on dispositions	(68,633)	—	(597,913)	—
Other income, net	(13,032)	(10,274)	(33,016)	(20,758)
Earnings before provision for income taxes	386,330	318,235	1,453,366	843,321
Provision for income taxes	73,434	56,252	291,781	157,636
Earnings from continuing operations	312,896	261,983	1,161,585	685,685
Earnings from discontinued operations, net	34,204	27,770	99,558	74,881
Net earnings	$347,100	$289,753	$1,261,143	$760,566

Basic earnings per share:
Earnings from continuing operations	$2.28	$1.87	$8.42	$4.90
Earnings from discontinued operations, net	$0.25	$0.20	$0.72	$0.54
Net earnings	$2.53	$2.07	$9.14	$5.44
Weighted average shares outstanding	137,251	139,878	137,913	139,833

Diluted earnings per share:
Earnings from continuing operations	$2.26	$1.86	$8.37	$4.88
Earnings from discontinued operations, net	$0.25	$0.20	$0.72	$0.53
Net earnings	$2.51	$2.06	$9.08	$5.41
Weighted average shares outstanding	138,223	140,615	138,830	140,603

Dividends paid per common share	$0.515	$0.51	$1.54	$1.52

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
REVENUE
Engineered Products	$332,820	$285,297	$296,117	$914,234	$325,955	$287,408	$309,431	$922,794	$328,131	$1,250,925
Clean Energy & Fueling	445,053	463,014	500,685	1,408,752	430,729	441,166	466,959	1,338,854	449,423	1,788,277
Imaging & Identification	276,806	287,593	283,966	848,365	283,091	271,932	276,179	831,202	285,530	1,116,732
Pumps & Process Solutions	465,729	477,239	472,463	1,415,431	413,881	465,626	431,373	1,310,880	444,811	1,755,691
Climate & Sustainability Technologies	364,292	436,706	431,127	1,232,125	455,325	449,001	475,911	1,380,237	398,345	1,778,582
Intersegment eliminations	(981)	(1,067)	(816)	(2,864)	(1,552)	(1,326)	(1,425)	(4,303)	(1,428)	(5,731)
Total consolidated revenue	$1,883,719	$1,948,782	$1,983,542	$5,816,043	$1,907,429	$1,913,807	$1,958,428	$5,779,664	$1,904,812	$7,684,476

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$62,532	$52,095	$56,621	$171,248	$54,064	$38,872	$63,525	$156,461	$67,590	$224,051
Clean Energy & Fueling	69,675	87,536	99,536	256,747	73,605	83,616	92,483	249,704	78,900	328,604
Imaging & Identification	69,959	75,786	77,247	222,992	68,315	61,336	70,316	199,967	72,545	272,512
Pumps & Process Solutions	118,737	137,217	138,277	394,231	115,244	129,337	117,907	362,488	121,917	484,405
Climate & Sustainability Technologies	50,759	79,127	76,015	205,901	73,778	76,074	84,060	233,912	71,468	305,380
Total segment earnings	371,662	431,761	447,696	1,251,119	385,006	389,235	428,291	1,202,532	412,420	1,614,952
Purchase accounting expenses [1]	44,187	44,332	48,356	136,875	40,603	38,644	38,956	118,203	40,379	158,582
Restructuring and other costs [2]	23,971	11,590	16,581	52,142	14,053	18,143	11,581	43,777	19,150	62,927
Disposition costs [3]	—	—	—	—	—	—	—	—	1,302	1,302
(Gain) loss on dispositions [4]	(529,943)	663	(68,633)	(597,913)	—	—	—	—	—	—
Corporate expense / other [5]	42,159	39,526	36,110	117,795	40,301	34,138	30,937	105,376	45,957	151,333
Interest expense	36,365	32,374	34,128	102,867	34,214	33,803	32,390	100,407	30,897	131,304
Interest income	(4,756)	(4,081)	(5,176)	(14,013)	(2,091)	(2,653)	(3,808)	(8,552)	(4,944)	(13,496)
Earnings before provision for income taxes	759,679	307,357	386,330	1,453,366	257,926	267,160	318,235	843,321	279,679	1,123,000
Provision for income taxes [6]	157,577	60,770	73,434	291,781	51,234	50,150	56,252	157,636	21,500	179,136
Earnings from continuing operations	$602,102	$246,587	$312,896	$1,161,585	$206,692	$217,010	$261,983	$685,685	$258,179	$943,864

SEGMENT EARNINGS MARGIN
Engineered Products	18.8%	18.3%	19.1%	18.7%	16.6%	13.5%	20.5%	17.0%	20.6%	17.9%
Clean Energy & Fueling	15.7%	18.9%	19.9%	18.2%	17.1%	19.0%	19.8%	18.7%	17.6%	18.4%
Imaging & Identification	25.3%	26.4%	27.2%	26.3%	24.1%	22.6%	25.5%	24.1%	25.4%	24.4%
Pumps & Process Solutions	25.5%	28.8%	29.3%	27.9%	27.8%	27.8%	27.3%	27.7%	27.4%	27.6%
Climate & Sustainability Technologies	13.9%	18.1%	17.6%	16.7%	16.2%	16.9%	17.7%	16.9%	17.9%	17.2%
Total segment earnings margin	19.7%	22.2%	22.6%	21.5%	20.2%	20.3%	21.9%	20.8%	21.7%	21.0%

[1] Purchase accounting expenses are primarily comprised of amortization of acquired intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co in our Engineered Products segment.
[4] (Gain) loss on dispositions including post-closing adjustments related to the disposition of De-Sta-Co in Q1 2024 and the disposition of a minority owned equity method investment in Q3 2024 in the Engineered Products and Climate & Sustainability Technologies segments, respectively.

[5] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal related expenses and various administrative expenses relating to the corporate headquarters.

6 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
Basic earnings per share:
Continuing operations	$4.33	$1.79	$2.28	$8.42	$1.48	$1.55	$1.87	$4.90	$1.85	$6.75
Discontinued operations	$0.22	$0.26	$0.25	$0.72	$0.16	$0.18	$0.20	$0.54	$0.27	$0.81
Net earnings	$4.55	$2.05	$2.53	$9.14	$1.64	$1.73	$2.07	$5.44	$2.12	$7.56

Diluted earnings per share:
Continuing operations	$4.30	$1.78	$2.26	$8.37	$1.47	$1.54	$1.86	$4.88	$1.84	$6.71
Discontinued operations	$0.22	$0.25	$0.25	$0.72	$0.16	$0.18	$0.20	$0.53	$0.27	$0.80
Net earnings	$4.52	$2.04	$2.51	$9.08	$1.63	$1.72	$2.06	$5.41	$2.11	$7.52

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Continuing operations	$602,102	$246,587	$312,896	$1,161,585	$206,692	$217,010	$261,983	$685,685	$258,179	$943,864
Discontinued operations	30,119	35,235	34,204	99,558	21,882	25,229	27,770	74,881	38,083	112,964
Net earnings	$632,221	$281,822	$347,100	$1,261,143	$228,574	$242,239	$289,753	$760,566	$296,262	$1,056,828

Weighted average shares outstanding:
Basic	139,051	137,443	137,251	137,913	139,757	139,862	139,878	139,833	139,893	139,848
Diluted	139,869	138,404	138,223	138,830	140,616	140,578	140,615	140,603	140,586	140,599

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
Adjusted earnings from continuing operations:
Earnings from continuing operations	$602,102	$246,587	$312,896	$1,161,585	$206,692	$217,010	$261,983	$685,685	$258,179	$943,864
Purchase accounting expenses, pre-tax [1]	44,187	44,332	48,356	136,875	40,603	38,644	38,956	118,203	40,379	158,582
Purchase accounting expenses, tax impact [2]	(9,711)	(9,760)	(10,633)	(30,104)	(9,140)	(8,671)	(8,670)	(26,481)	(8,847)	(35,328)
Restructuring and other costs, pre-tax [3]	23,971	11,590	16,581	52,142	14,053	18,143	11,581	43,777	19,150	62,927
Restructuring and other costs, tax impact [2]	(4,734)	(2,479)	(3,465)	(10,678)	(2,990)	(3,665)	(2,401)	(9,056)	(3,970)	(13,026)
Disposition costs, pre-tax [4]	—	—	—	—	—	—	—	—	1,302	1,302
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	—	(270)	(270)
(Gain) loss on dispositions, pre-tax [5]	(529,943)	663	(68,633)	(597,913)	—	—	—	—	—	—
(Gain) loss on dispositions, tax-impact [2]	114,973	(144)	18,889	133,718	—	—	—	—	—	—
Adjusted earnings from continuing operations	$240,845	$290,789	$313,991	$845,625	$249,218	$261,461	$301,449	$812,128	$305,923	$1,118,051

Adjusted diluted earnings per share from continuing operations:
Diluted earnings from continuing operations per share	$4.30	$1.78	$2.26	$8.37	$1.47	$1.54	$1.86	$4.88	$1.84	$6.71
Purchase accounting expenses, pre-tax [1]	0.32	0.32	0.35	0.99	0.29	0.27	0.28	0.84	0.29	1.13
Purchase accounting expenses, tax impact [2]	(0.07)	(0.07)	(0.08)	(0.22)	(0.06)	(0.06)	(0.06)	(0.19)	(0.06)	(0.25)
Restructuring and other costs, pre-tax [3]	0.17	0.08	0.12	0.38	0.10	0.13	0.08	0.31	0.14	0.45
Restructuring and other costs, tax impact [2]	(0.03)	(0.02)	(0.03)	(0.08)	(0.02)	(0.03)	(0.02)	(0.06)	(0.03)	(0.09)
Disposition costs, pre-tax [4]	—	—	—	—	—	—	—	—	0.01	0.01
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	—	—	—
(Gain) loss on dispositions, pre-tax [5]	(3.79)	—	(0.50)	(4.31)	—	—	—	—	—	—
(Gain) loss on dispositions, tax-impact [2]	0.82	—	0.14	0.96	—	—	—	—	—	—
Adjusted diluted earnings per share from continuing operations	$1.72	$2.10	$2.27	$6.09	$1.77	$1.86	$2.14	$5.78	$2.18	$7.95

[1] Purchase accounting expenses are primarily comprised of amortization of acquired intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 and year-to-date 2024 include $3.4 million and Q3 and FY 2023 include $3.3 million of non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

4 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co in our Engineered Products segment.
[5] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and a $0.7 million post-closing adjustment recorded in Q2 2024 on the disposition of De-Sta-Co in the Engineered Products segment. Q3 2024 represents a $68.6 million gain primarily on disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$62,532	$52,095	$56,621	$171,248	$54,064	$38,872	$63,525	$156,461	$67,590	$224,051
Other depreciation and amortization [1]	4,785	4,778	4,829	14,392	5,671	5,778	5,736	17,185	4,827	22,012
Adjusted segment EBITDA [2]	67,317	56,873	61,450	185,640	59,735	44,650	69,261	173,646	72,417	246,063
Adjusted segment EBITDA margin [2]	20.2%	19.9%	20.8%	20.3%	18.3%	15.5%	22.4%	18.8%	22.1%	19.7%

Clean Energy & Fueling:
Segment earnings	$69,675	$87,536	$99,536	$256,747	$73,605	$83,616	$92,483	$249,704	$78,900	$328,604
Other depreciation and amortization [1]	7,921	7,627	8,310	23,858	7,046	7,541	7,686	22,273	7,844	30,117
Adjusted segment EBITDA [2]	77,596	95,163	107,846	280,605	80,651	91,157	100,169	271,977	86,744	358,721
Adjusted segment EBITDA margin [2]	17.4%	20.6%	21.5%	19.9%	18.7%	20.7%	21.5%	20.3%	19.3%	20.1%

Imaging & Identification:
Segment earnings	$69,959	$75,786	$77,247	$222,992	$68,315	$61,336	$70,316	$199,967	$72,545	$272,512
Other depreciation and amortization [1]	3,733	3,271	3,905	10,909	3,394	3,745	3,972	11,111	4,182	15,293
Adjusted segment EBITDA [2]	73,692	79,057	81,152	233,901	71,709	65,081	74,288	211,078	76,727	287,805
Adjusted segment EBITDA margin [2]	26.6%	27.5%	28.6%	27.6%	25.3%	23.9%	26.9%	25.4%	26.9%	25.8%

Pumps & Process Solutions:
Segment earnings	$118,737	$137,217	$138,277	$394,231	$115,244	$129,337	$117,907	$362,488	$121,917	$484,405
Other depreciation and amortization [1]	12,139	12,637	12,651	37,427	10,939	11,609	12,052	34,600	11,744	46,344
Adjusted segment EBITDA [2]	130,876	149,854	150,928	431,658	126,183	140,946	129,959	397,088	133,661	530,749
Adjusted segment EBITDA margin [2]	28.1%	31.4%	31.9%	30.5%	30.5%	30.3%	30.1%	30.3%	30.0%	30.2%

Climate & Sustainability Technologies:
Segment earnings	$50,759	$79,127	$76,015	$205,901	$73,778	$76,074	$84,060	$233,912	$71,468	$305,380
Other depreciation and amortization [1]	7,275	7,220	7,048	21,543	6,624	6,895	6,954	20,473	7,084	27,557
Adjusted segment EBITDA [2]	58,034	86,347	83,063	227,444	80,402	82,969	91,014	254,385	78,552	332,937
Adjusted segment EBITDA margin [2]	15.9%	19.8%	19.3%	18.5%	17.7%	18.5%	19.1%	18.4%	19.7%	18.7%

Total Segments:
Total segment earnings [2,3]	$371,662	$431,761	$447,696	$1,251,119	$385,006	$389,235	$428,291	$1,202,532	$412,420	$1,614,952
Other depreciation and amortization [1]	35,853	35,533	36,743	108,129	33,674	35,568	36,400	105,642	35,681	141,323
Total Adjusted segment EBITDA [2]	407,515	467,294	484,439	1,359,248	418,680	424,803	464,691	1,308,174	448,101	1,756,275
Total Adjusted segment EBITDA margin [2]	21.6%	24.0%	24.4%	23.4%	21.9%	22.2%	23.7%	22.6%	23.5%	22.9%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
Earnings from continuing operations	$602,102	$246,587	$312,896	$1,161,585	$206,692	$217,010	$261,983	$685,685	$258,179	$943,864
Provision for income taxes [1]	157,577	60,770	73,434	291,781	51,234	50,150	56,252	157,636	21,500	179,136
Earnings before provision for income taxes	759,679	307,357	386,330	1,453,366	257,926	267,160	318,235	843,321	279,679	1,123,000
Interest income	(4,756)	(4,081)	(5,176)	(14,013)	(2,091)	(2,653)	(3,808)	(8,552)	(4,944)	(13,496)
Interest expense	36,365	32,374	34,128	102,867	34,214	33,803	32,390	100,407	30,897	131,304
Corporate expense / other [2]	42,159	39,526	36,110	117,795	40,301	34,138	30,937	105,376	45,957	151,333
Disposition costs [3]	—	—	—	—	—	—	—	—	1,302	1,302
(Gain) loss on dispositions [4]	(529,943)	663	(68,633)	(597,913)	—	—	—	—	—	—
Restructuring and other costs [5]	23,971	11,590	16,581	52,142	14,053	18,143	11,581	43,777	19,150	62,927
Purchase accounting expenses [6]	44,187	44,332	48,356	136,875	40,603	38,644	38,956	118,203	40,379	158,582
Total segment earnings [7]	371,662	431,761	447,696	1,251,119	385,006	389,235	428,291	1,202,532	412,420	1,614,952
Add: Other depreciation and amortization [8]	35,853	35,533	36,743	108,129	33,674	35,568	36,400	105,642	35,681	141,323
Total adjusted segment EBITDA [7]	$407,515	$467,294	$484,439	$1,359,248	$418,680	$424,803	$464,691	$1,308,174	$448,101	$1,756,275

1 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023.
[2] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal related expenses and various administrative expenses relating to the corporate headquarters.

3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co in our Engineered Products segment.
[4] (Gain) loss on dispositions including post-closing adjustments related to the disposition of De-Sta-Co in Q1 2024 and the disposition of a minority owned equity method investment in Q3 2024 in the Engineered Products and Climate & Sustainability Technologies segments, respectively.

[5] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[6] Purchase accounting expenses are primarily comprised of amortization of acquired intangible assets.
[7] Refer to Non-GAAP Disclosures section for definition.
[8] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2024
	Q3	Q3 YTD
Organic
Engineered Products	12.1%	10.5%
Clean Energy & Fueling	(1.2)%	0.8%
Imaging & Identification	3.3%	2.8%
Pumps & Process Solutions	1.9%	1.0%
Climate & Sustainability Technologies	(9.4)%	(10.7)%
Total Organic	0.3%	—%
Acquisitions	3.8%	2.8%
Dispositions	(2.7)%	(1.8)%
Currency translation	(0.1)%	(0.4)%
Total*	1.3%	0.6%
* Totals may be impacted by rounding.

	2024
	Q3	Q3 YTD
Organic
United States	8.4%	5.0%
Other Americas	1.7%	4.4%
Europe	(4.6)%	(3.0)%
Asia	(9.5)%	(7.7)%
Other	(33.4)%	(28.2)%
Total Organic	0.3%	—%
Acquisitions	3.8%	2.8%
Dispositions	(2.7)%	(1.8)%
Currency translation	(0.1)%	(0.4)%
Total*	1.3%	0.6%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2024 Guidance for Earnings per Share from Continuing Operations (GAAP)	$10.11		$10.21
Purchase accounting expenses, net		1.01
Restructuring and other costs, net		0.31
Gain on dispositions, net		(3.35)
2024 Guidance for Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$8.08		$8.18
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
Net Cash Flows Provided By (Used In):
Operating activities	$146,456	$149,181	$353,244	$648,881	$220,240	$168,947	$331,795	$720,982	$498,564	$1,219,546
Investing activities	432,416	33,215	(402,512)	63,119	(41,952)	(40,591)	(48,529)	(131,072)	(586,643)	(717,715)
Financing activities	(80,782)	(830,657)	92,994	(818,445)	(306,565)	(137,924)	(312,716)	(757,205)	189,149	(568,056)

Quarterly Free Cash Flow (Non-GAAP)

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
Cash flow from operating activities [1]	$146,456	$149,181	$353,244	$648,881	$220,240	$168,947	$331,795	$720,982	$498,564	$1,219,546
Less: Capital expenditures	(40,050)	(35,822)	(37,754)	(113,626)	(46,771)	(38,183)	(41,177)	(126,131)	(57,275)	(183,406)
Free cash flow	$106,406	$113,359	$315,490	$535,255	$173,469	$130,764	$290,618	$594,851	$441,289	$1,036,140

Cash flow from operating activities as a percentage of revenue	7.8%	7.7%	17.8%	11.2%	11.5%	8.8%	16.9%	12.5%	26.2%	15.9%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	60.8%	51.3%	112.5%	76.7%	88.4%	64.6%	110.1%	88.8%	163.0%	109.1%

Free cash flow as a percentage of revenue	5.6%	5.8%	15.9%	9.2%	9.1%	6.8%	14.8%	10.3%	23.2%	13.5%

Free cash flow as a percentage of adjusted earnings from continuing operations	44.2%	39.0%	100.5%	63.3%	69.6%	50.0%	96.4%	73.2%	144.2%	92.7%

1 Q2 and Q3 2024 include income tax payments of $56.0 million and $24.0 million, respectively, related to the gain on the disposition of De-Sta-Co. The remainder of the tax payments on the De-Sta-Co gain will be made during the fourth quarter of 2024.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2024				2023
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2023
BOOKINGS

Engineered Products	$329,925	$280,542	$284,823	$895,290	$329,005	$297,662	$330,566	$957,233	$312,416	$1,269,649
Clean Energy & Fueling	471,610	442,086	507,329	1,421,025	454,526	440,137	449,663	1,344,326	401,195	1,745,521
Imaging & Identification	278,433	288,641	281,289	848,363	290,712	262,092	271,113	823,917	297,312	1,121,229
Pumps & Process Solutions	473,632	461,426	448,074	1,383,132	464,297	394,317	363,111	1,221,725	455,390	1,677,115
Climate & Sustainability Technologies	453,086	406,269	332,503	1,191,858	371,643	310,911	340,474	1,023,028	325,625	1,348,653
Intersegment eliminations	(791)	(1,591)	(1,065)	(3,447)	(1,530)	(1,913)	(848)	(4,291)	(2,100)	(6,391)
Total consolidated bookings	$2,005,895	$1,877,373	$1,852,953	$5,736,221	$1,908,653	$1,703,206	$1,754,079	$5,365,938	$1,789,838	$7,155,776

	2024
	Q3	Q3 YTD
BOOKINGS GROWTH FACTORS

Organic
Engineered Products	—%	3.6%
Clean Energy & Fueling	7.0%	2.3%
Imaging & Identification	4.3%	3.8%
Pumps & Process Solutions	15.1%	6.1%
Climate & Sustainability Technologies	(2.1)%	17.0%
Total Organic	5.1%	6.5%
Acquisitions	3.5%	2.7%
Dispositions	(2.9)%	(1.9)%
Currency translation	(0.1)%	(0.4)%
Total*	5.6%	6.9%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings from continuing operations per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, disposition costs and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings from continuing operations per share adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, disposition costs and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, disposition costs, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent bookings excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.